UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2022 (April 20, 2022)
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WAITR HOLDINGS INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-37788	26-3828008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

214 Jefferson Street, Suite 200 Lafayette, Louisiana		70501
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (337) 534-6881
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	WTRH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Directors

Effective April 20, 2022, the Company’s board of directors (the “Board”) appointed J. Daniel Schmidt to the Board as a Class III director, which term of office expires at the Company’s 2024 annual meeting of stockholders.

J. Daniel Schmidt, age 67, has been primarily engaged in private business endeavors and investments for over 30 years through his wholly owned entity, JDS Management, Inc. and related entities (the “JDS Companies”), generating approximately $250 million in recurring annual revenue during each of the last 5 years. During his business career, Mr. Schmidt has served as dealer principal in over 20 automotive ventures with locations in Ohio, Tennessee, Alabama, Michigan, and Colorado. Mr. Schmidt’s real estate activities have included over $1 billion worth of acquisition and development of Class A office, medical office, multi-family apartments, luxury condominiums, single-family developments, and student housing for over the last 30 years. Additionally, as an advisory board member of Gordian Group, a New York investment bank and distressed advisor, Mr. Schmidt served in 2010 as executive chairman of Schutt Sports, the largest manufacturer of football helmets in the world where he led the company through extensive litigation and asset sale involving product liability and intellectual property infringement. Mr. Schmidt, through the JDS Companies, has also purchased nonperforming real estate assets from lenders and repositioned these assets for his own portfolio or management of the foreclosure and liquidation process. Mr. Schmidt served as a board member of several non-profit community and economic development authorities in the Columbus, Ohio region. Mr. Schmidt has been a member of the board and executive committee of several cultural organizations. Mr. Schmidt received his Bachelor of Arts degree from Vanderbilt University in 1976. We believe that Mr. Schmidt is qualified to serve on the Board based on his leadership, financial and industry experience.

Mr. Schmidt is not a party to any arrangement or understanding with any person pursuant to which he was appointed as a director, nor is Mr. Schmidt a party to any transaction required to be disclosed under Item 404(a) of Regulation S-K involving the Company. There are no family relationships between Mr. Schmidt and any of the Company’s other directors or executive officers.

Mr. Schmidt will be entitled to participate in the Company’s non-employee director compensation policy, which currently provides that for board services from and after the date of the 2022 annual meeting of shareholders through the 2023 annual meeting of shareholders, Mr. Schmidt will be granted RSUs on the date of the 2022 annual meeting of shareholders valued at $150,000 to vest upon the earlier to occur of (i) the one-year anniversary of the 2022 annual meeting, (ii) the 2023 annual meeting or (iii) a change of control, provided Mr. Schmidt continuously serves on the Board through the vesting date.

Mr. Schmidt will be entitled to the benefits of the indemnification provisions of our Third Amended and Restated Certificate of Incorporation (the “Charter”) and our bylaws.

Apportionment of Directors

On April 20, 2022, upon recommendation of the Corporate Governance and Nominating Committee, the Board moved Mr. Holzer from a Class II director to a Class I director to balance out the number of directors in each class. The Board has nominated Mr. Holzer for re-election as a Class I director at the 2022 annual meeting.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAITR HOLDINGS INC.

Date: April 22, 2022	By:	/s/ Thomas C. Pritchard
Name: Thomas C. Pritchard
Title: General Counsel
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